Exhibit 10.24


                             ADDENDUM AND AMENDMENT

                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


         THIS ADDENDUM AND AMENDMENT, made effective this 23 day of October, 1996, by and among Centura Banks, Inc., a North Carolina corporation having its principal place of business in Rocky Mount, North Carolina ("Centura"), Centura Bank (the "Bank"), a subsidiary of Centura, and Frank L. Pattillo
("Participant"), an employee of the Bank.

         WHEREAS, Centura, Bank and Participant entered into a Supplemental Executive Retirement Agreement (the "Agreement") dated as of May 13, 1996, under the Centura Banks, Inc. Omnibus Supplemental Executive Retirement Plan (the "Omnibus SERP"); and

         WHEREAS, the parties desire to clarify the provisions of the Agreement relating to the consequences of a change in control;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and understandings hereunder, the parties hereto agree as follows:

1. Upon a change in control, as defined in Section 8.3 of the Omnibus SERP, paragraph 6 of the Agreement provides that Participant's rights and accrued benefits under the Omnibus SERP and the Agreement shall be fully vested. Accordingly:

         (a) for purposes of paragraph 1 of the Agreement, if Participant is no longer employed by Bank as of his 58th birthday, he shall nevertheless be entitled to elect during the Election Period to begin receiving his Retirement Benefit. Participant's Final Average Monthly Compensation shall be determined by reference to his Annual Compensation as of his actual termination of employment;

         (b) for purposes of paragraph 2 of the Agreement, the requirement that Participant be actively employed as a full-time officer of Bank shall be disregarded. Participant's Final Average Monthly Compensation shall be determined by reference to his Annual Compensation as of his actual termination of employment; and

         (c) for purposes of paragraph 3 of the Agreement, Participant shall be deemed to have completed ten (10) years of employment with Bank. If Participant is no longer employed by Bank at the time of his Disability, he shall nevertheless be entitled to Disability Benefits under paragraph 3. Participant's Final Average Monthly Compensation shall be determined by reference to his Annual Compensation as of his actual termination of employment.

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2.       This Addendum and Amendment shall be construed as an amendment of the
         Agreement, effective as if its provisions had been included as part of the original Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum and Amendment to be executed as of the day and year first above written.

                                    CENTURA BANKS, INC.

                                    By:  /s/ Cecil W. Sewell
                                                Cecil W. Sewell
                                                  President
ATTEST:

/s/ Jean L. Evans
     Jean L. Evans
       Secretary


(Corporate Seal)

                                    CENTURA BANK

                                    By: /s/ Cecil W. Sewell
                                               Cecil W. Sewell
                                                  President
ATTEST:

/s/ Jean L. Evans
     Jean L. Evans
         Secretary


(Corporate Seal)

                                    PARTICIPANT


                                    /s/ Frank L. Pattillo     (SEAL)
                                        Frank L. Pattillo

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